SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                 October 31, 2006

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas	76119
(Address of Principal Executive Offices)	(Zip Code)

(817) 496-4414
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02. Results of Operations and Financial Condition

Tandy Leather Factory, Inc. on October 31, 2006 issued a press release regarding its financial results for the three and nine months ended September 30, 2006. A copy of the press release is attached as Exhibit 99.1.

The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No. Exhibit
99.1 Press release dated October 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: November 6, 2006	By: /s/ Wray Thompson
Wray Thompson, Chairman of the Board
and Chief Executive Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE    October 31, 2006

TANDY LEATHER FACTORY REPORTS 3RD QUARTER 2006 EPS UP 27%
PROVIDES 2007 REVENUE AND EPS GUIDANCE

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the third quarter of 2006. Consolidated net income for the quarter ended September 30, 2006 was $890,000 compared to consolidated net income of $696,000 for the third quarter of 2005. Fully diluted earnings per share for the quarter was $0.08, compared to $0.06 in the third quarter of last year. Total sales for the quarter ended September 30, 2006 increased 6.6% to $12.6 million from $11.8 million for the same quarter last year.

Consolidated sales for the nine months ended September 30, 2006 were $40.4 million, an increase of 10% over 2005’s comparable sales of $36.7 million. Consolidated net income for the first nine months of 2006 was $3.4 million or $0.30 per fully-diluted share versus $2.5 million or $0.23 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $924,000 in the third quarter, a 22% improvement over last year's third quarter. Sixty-two stores comprised the Tandy Leather's retail operations on September 30, 2006, compared to forty-eight retail stores a year ago. One store was added in the third quarter of 2006 bringing the total number of new stores added in 2006 to twelve. For the first nine months of 2006, Tandy Leather sales increased $3.3 million, or 26%, over the first nine months of 2005. Third quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale centers and national account group, decreased $144,000 over the same quarter last year, a 2% decrease. For the first nine months of 2006, Wholesale Leathercraft’s sales were up $414,000, or 2%, over the same period in 2005.

Consolidated gross profit margin for the current quarter was 56.3%, down from 57.4% in the third quarter of 2005. For the first three quarters of 2006, consolidated gross profit margin was 56.8%, the same as for the first three quarters of 2005. Consolidated operating expenses declined $58,000 in the current quarter compared to the third quarter of 2005. For the first nine months of 2006, consolidated operating expenses increased $872,000 over the comparable period of 2005. Costs associated with the new retail stores (personnel, rents, utilities, etc.) continue to drive operating expense increases, offset somewhat by reductions in various corporate expenses and some employee benefit costs. Consolidated operating margins improved for the quarter and year to 10.1% and 12.4%, respectively, compared to 7.6% and 10.3% a year ago.

Wray Thompson, Chairman and Chief Executive Officer, commented, “There are some bright spots in the quarter, even though our sales were not as strong as we would have liked. Our operating income for the quarter increased by 40% on a sales gain of 7% and for the year, operating income is up 32% on a sales gain of 10%. As a result, we are tightening up our 2006 guidance to the high end of our original estimates, expecting to end the year with revenues of $55 to 56 million and 43 to 44 cents in fully-diluted earnings per share.”

Mr. Thompson continued, “Same store sales in our Retail Leathercraft segment were up 4% and 9% for the quarter and the year, respectively. In our Wholesale Leathercraft segment, the wholesale centers are performing according to our expectations, reporting a sales gain of 4% for the year, even though sales for the quarter were flat. The National Account group reported sales declines of 3% and 2% for the quarter and the year and will probably end the year with similar results. With that said, we are expecting a strong fourth quarter from our retail stores and wholesale centers.”

Financial Outlook:

The following statements are based on TLF's current expectations as of October 31, 2006. These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

The Company plans to open 12 Tandy Leather retail stores in 2007 and estimates consolidated net sales for 2007 will be in the range of $60-62 million, an 8-10% increase over 2006 estimates. Diluted EPS for 2007 is expected to be in the range of $0.54 to $0.57, or 24-28% improvement over 2006 estimates. Average diluted shares outstanding in 2006 are estimated to be approximately 11.1 million shares. The Company assumes an effective tax rate for the year between 35% and 37%.

Tandy Leather Factory, Inc., headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products as The Leather Factory through its wholesale centers (http://www.leatherfactory.com) and as Tandy Leather Company through its retail stores (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

        Contact:  Wray Thompson, CEO, Tandy Leather Factory, Inc.  (817) 496-4414
      Shannon L. Greene, CFO, Tandy Leather Factory, Inc.  sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

Selected financial data:

	Quarter Ended 09/30/06		Quarter Ended 09/30/05
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$7,113,181	$910,942	$7,257,583	$652,726
Retail Leathercraft	5,121,556	362,744	4,197,712	242,499
Other	324,856	(9,714)	321,838	2,901
Total Operations	$12,559,593	$1,263,972	$11,777,133	$898,126

	Nine Months Ended 09/30/06		Nine Months Ended 09/30/05
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$23,250,338	$3,675,658	$22,836,542	$2,682,884
Retail Leathercraft	15,858,835	1,323,105	12,577,621	1,043,951
Other	1,257,152	5,749	1,252,185	62,452
Total Operations	$40,366,325	$5,004,512	$36,666,348	$3,789,287

Wholesale Leathercraft	Quarter Ended 09/30/05	Quarter Ended 09/30/05
	Sales	Sales
Distribution centers	$5,968,100	$5,970,813
Center converted to retail store	-	106,550
National account group	1,145,081	1,180,220
Total Sales - Wholesale Leathercraft	$7,113,181	$7,257,583

Wholesale Leathercraft	Nine Months Ended 09/30/06	Nine Months Ended 09/30/05
	Sales	Sales
Distribution centers	$19,548,188	$18,823,270
Center converted to retail store	28,641	284,909
National account group	3,673,509	3,728,363
Total Sales - Wholesale Leathercraft	$23,250,338	$22,836,542

Retail Leathercraft	Quarter Ended 09/30/06		Quarter Ended 09/30/05
	# of stores	Sales	# of stores	Sales
Same store sales	46	$4,327,423	46	$4,164,818
Store converted from whsl center	1	116,322	-	-
New store sales	15	677,811	2	32,894
Total Sales - Retail Leathercraft	62	$5,121,556	48	$4,197,712

Retail Leathercraft	Nine Months Ended 09/30/06		Nine Months Ended 09/30/05
	# of stores	Sales	# of stores	Sales
Same store sales	52	$13,008,836	42	$12,117,898
Store converted from whsl center	1	332,998	-	-
New store sales	9	2,517,001	6	459,723
Total Sales - Retail Leathercraft	62	$15,858,835	48	$12,577,621

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	THREE MONTHS		NINE MONTHS
	2006	2005	2006	2005
NET SALES	$12,559,593	$11,777,133	$40,366,325	$36,666,348

COST OF SALES	5,488,179	5,013,331	17,458,476	15,845,392

Gross profit	7,071,414	6,763,802	22,907,849	20,820,956

OPERATING EXPENSES	5,807,442	5,865,676	17,903,337	17,031,669

INCOME FROM OPERATIONS	1,263,972	898,126	5,004,512	3,789,287

OTHER INCOME (EXPENSE):
Interest expense	-	-	-	(3,188)
Other, net	37,422	80,185	84,951	104,404
Total other income (expense)	37,422	80,185	84,951	101,216

INCOME BEFORE INCOME TAXES	1,301,394	978,311	5,089,463	3,890,503

PROVISION FOR INCOME TAXES	410,975	282,221	1,720,288	1,357,522

NET INCOME	$890,419	$696,090	$3,369,175	$2,532,981

NET INCOME PER COMMON SHARE-BASIC	$0.08	$0.07	$0.31	$0.24
NET INCOME PER COMMON SHARE-DILUTED	$0.08	$0.06	$0.30	$0.23

Weighted Average Number of Shares Outstanding:
Basic	10,818,130	10,679,389	10,788,720	10,626,857
Diluted	11,102,383	11,029,840	11,105,903	10,965,922

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2006 (unaudited)	December 31, 2005 (audited)
ASSETS
CURRENT ASSETS:
Cash	$4,970,230	$3,215,727
Accounts receivable-trade, net of allowance for doubtful accounts
of $134,000 and $138,000 in 2006 and 2005, respectively	2,427,790	2,178,848
Inventory	17,162,865	15,669,182
Prepaid income taxes	213,095	-
Deferred income taxes	229,015	273,872
Other current assets	1,006,938	358,058
Total current assets	26,009,933	21,695,687

PROPERTY AND EQUIPMENT, at cost	6,757,607	6,424,091
Less accumulated depreciation and amortization	(4,878,481)	(4,664,614)
	1,879,126	1,759,477

GOODWILL	751,082	746,611
OTHER INTANGIBLES, net of accumulated amortization of
$252,000 and $223,000 in 2006 and 2005, respectively	370,248	398,967
OTHER assets	1,070,323	1,079,731
	$30,080,712	$25,680,473

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$3,144,495	$1,220,420
Accrued expenses and other liabilities	1,719,699	2,550,573
Income taxes payable	-	199,581
Current maturities of capital lease obligations	134,067	134,067
Total current liabilities	4,998,261	4,104,641

DEFERRED INCOME TAXES	218,371	206,253

LONG-TERM DEBT, net of current maturities	-	-
CAPITAL LEASE OBLIGATIONS, net of current maturities	11,172	111,722

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
10,837,000 and 10,741,835 shares issued at 2006 and 2005, respectively;
10,831,141 and 10,735,976 outstanding at 2006 and 2005, respectively	26,008	25,780
Paid-in capital	5,173,407	4,988,445
Retained earnings	19,541,650	16,172,475
Treasury stock	(25,487)	(25,487)
Accumulated other comprehensive income	137,330	96,644
Total stockholders' equity	24,852,908	21,257,857
	$30,080,712	$25,680,473

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,369,175	$2,532,981
Adjustments to reconcile net income to net
cash provided by operating activities-
Depreciation & amortization	291,257	346,217
Gain on disposal of assets	(1,750)	(9,145)
Non-cash stock-based compensation	78,600	-
Deferred income taxes	56,975	(173,744)
Other	36,217	35,123
Net changes in assets and liabilities:
Accounts receivable-trade, net	(248,942)	(375,163)
Inventory	(1,493,683)	(4,784,330)
Income taxes	(412,676)	(30,268)
Other current assets	(648,880)	(230,761)
Accounts payable	1,924,075	1,312,001
Accrued expenses and other liabilities	(830,874)	1,373,522
Total adjustments	(1,249,681)	(2,536,548)

Net cash provided by operating activities	2,119,494	(3,567)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(382,187)	(197,746)
Proceeds from sale of assets	1,750	9,145
Decrease (increase) in other assets	9,407	(168,567)

Net cash used in investing activities	(371,030)	(357,168)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	-	(505,154)
Payments on capital lease obligations	(100,551)	(100,551)
Proceeds from issuance of common stock	106,590	174,413

Net cash provided by (used in) financing activities	6,039	(431,292)

NET CHANGE IN CASH	1,754,503	(792,027)

CASH, beginning of period	3,215,727	2,560,202

CASH, end of period	$4,970,230	$1,768,175

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	-	$3,188
Income taxes paid during the period, net of (refunds)	$1,833,737	1,541,134